As filed with the Securities and Exchange Commission on January 13, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         -----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         -----------------------------
                                   TiVo Inc.
            (Exact name of registrant as specified in its charter)
                         -----------------------------
                  Delaware                               77-0463167
        (State of Incorporation)            (I.R.S. Employer Identification No.)
                         -----------------------------
                                   TiVo Inc.
                           894 Ross Drive, Suite 100
                             Sunnyvale, CA  94089
                                (408) 747-5080
         (Address and telephone number of principal executive offices)
                         -----------------------------
                Amended and Restated 1997 Equity Incentive Plan
                          1999 Equity Incentive Plan
                1999 Non-Employee Directors' Stock Option Plan
                       1999 Employee Stock Purchase Plan
          Shares Issuable Upon Exercise of Outstanding Stock Option
                   Granted Outside of the Stock Option Plans
                           (Full title of the plans)

                                Michael Ramsay
                     President and Chief Executive Officer
                                   TiVo Inc.
                           894 Ross Drive, Suite 100
                             Sunnyvale, CA  94089
                                (408) 747-5080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------
                                  Copies to:
                            Alan C. Mendelson, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                (650) 843-5000

                         ----------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

  Title of Securities to be       Amount to be         Proposed Maximum                 Proposed Maximum              Amount of
         Registered                Registered     Offering Price Per Share (1)     Aggregate Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Stock Options and Common Stock       6,273,153       $.608 - $37.03                      $99,492,614.28                $26,266.05
 ($.001 par value)
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted by TiVo Inc. (the "Registrant") under (i) the Registrant's Amended and Restated 1997 Equity Incentive Plan, (ii) the Registrant's 1999 Equity Incentive Plan, (iii) the Registrant's 1999 Non-Employee Directors' Stock Option Plan, (iv) the Registrant's 1999 Employee Stock Purchase Plan, and (v) a stock option granted outside of the Registrant's stock option plans, or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market for January 6, 2000 (pursuant to Rule 457(c) under the Securities Act), for shares reserved for future grant pursuant to (i) the Registrant's Amended and Restated 1997 Equity Incentive Plan, (ii) the Registrant's 1999 Equity Incentive Plan, (iii) the Registrant's 1999 Non-Employee Directors' Stock Option Plan and (iv) the Registrant's 1999 Employee Stock Purchase Plan.

NOTES TO CALCULATION OF REGISTRATION FEE

===============================================================================
The chart below details the calculations of the registration fee:

              Type of Shares                 Number of Shares    Offering Price Per Share    Aggregate Offering Price
-------------------------------------------  ----------------  ----------------------------  ------------------------
Shares issuable pursuant to outstanding             1,015,982     $ .486 (1)(a)(i)                 $   494,164.50
 options and awards granted under the
 Amended and Restated 1997 Equity
 Incentive Plan

Shares reserved for future issuance                   140,027     $37.03 (1)(b)(i)                 $ 5,185,199.81
 pursuant to the Amended and Restated 1997
 Equity Incentive Plan

Shares issuable pursuant to outstanding             3,215,364     $9.346 (1)(a)(ii)                $30,050,601.25
 options and awards granted under the 1999
 Equity Incentive Plan

Shares reserved for future issuance                   726,780     $37.03 (1)(b)(ii)                $26,912,663.40
 pursuant to the 1999 Equity Incentive Plan

Shares issuable pursuant to outstanding               181,666     $ 9.05 (1)(a)(iii)               $ 1,644,077.30
 options granted under the 1999
 Non-Employee Directors' Stock Option Plan

Shares reserved for future issuance                   318,334     $37.03 (1)(b)(iii)               $11,787,908.02
 pursuant to the 1999 Non-Employee
 Directors' Stock Option Plan

Shares issuable pursuant to the 1999                  600,000     $37.03 (1)(b)(iv)                $22,218,000.00
 Employee Stock Purchase Plan

Shares subject to an outstanding                       75,000     $16.00 (1)(a)(iv)                $ 1,200,000.00
 option granted outside of the
 Registrant's stock option plans

Proposed Maximum Offering Price                                                                    $99,492,614.28

Registration Fee                                                                                   $    26,266.05

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                    Part II

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

     (a) Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on September 30, 1999 (File No. 333-83515).

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 333-83515), including all material incorporated by reference therein.

     (c) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A 1999 (File No. 333-83515), filed on August 25, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.   DESCRIPTION OF SECURITIES

Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward llp, Palo Alto, California ("Cooley Godward"). As of the date of this prospectus, certain attorneys of Cooley Godward held a an aggregate of 51,091 shares of the Registrant's Common Stock, 44,381 shares of which are held through an investment partnership. Alan C. Mendelson, a partner of Cooley Godward, is the secretary of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent not prohibited by Delaware law.

     The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons to the fullest extent permitted by Delaware law, including against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of the Registrant or any of its affiliated enterprises. No indemnification will be available if such indemnification is unlawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.   EXHIBITS

Exhibit
Number         Description
------         -----------

4.1*           Amended and Restated Certificate of Incorporation

4.2*           Amended and Restated Bylaws

4.3*           Specimen Common Stock Certificate

5.1            Opinion of Cooley Godward llp

23.1           Consent of Arthur Andersen  llp

23.2           Consent of Cooley Godward llp  (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)

99.1* Amended and Restated 1997 Equity Incentive Plan and related documents

99.2*          1999 Equity Incentive Plan and related documents

99.3* 1999 Non-Employee Directors' Stock Option Plan and related documents

99.4*          1999 Employee Stock Purchase Plan and related documents

99.5 Form of Stock Option Grant Notice and related documents used in connection with an option grant outside of the Registrant's stock option plans

* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83515), initially filed with the Securities and Exchange Commission on July 22, 1999.

Item 9.   UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act;

                                       2.

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 13, 2000.

                                   TiVo Inc.

                                   By    /s/  Michael Ramsay
                                         ---------------------
                                         Michael Ramsay
                                         President, Chief Executive Officer and
                                         Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Ramsay and David H. Courtney and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                               Title                                                   Date
  /s/ Michael Ramsay                    President, Chief Executive Officer and Chairman of      January 13, 2000
--------------------------------------  the Board (Principal Executive Officer)
            Michael Ramsay

  /s/ David H. Courtney                 Vice President of Finance and Chief Financial Officer   January 13, 2000
--------------------------------------  (Principal Financial and Accounting Officer)
          David H. Courtney

  /s/ James Barton                      Vice President of Research and Development, Chief       January 13, 2000
--------------------------------------  Technical Officer and Director
            James Barton

  /s/ Geoffrey Y. Yang                  Director                                                January 13, 2000
--------------------------------------
          Geoffrey Y. Yang

  /s/ Stewart Alsop                     Director                                                January 13, 2000
--------------------------------------
            Stewart Alsop

  /s/ Randy Komisar                     Director                                                January 13, 2000
--------------------------------------
            Randy Komisar

  /s/ Michael Homer                     Director                                                January 13, 2000
--------------------------------------
            Michael Homer

                                       4.

  /s/ Larry N. Chapman                  Director                                                January 13, 2000
--------------------------------------
           Larry N. Chapman

                                        Director
--------------------------------------
           Jan P. Oosterveld

                                        Director
--------------------------------------
           John S. Hendricks

                                        Director
--------------------------------------
            Margaret Murphy

                                        Director
--------------------------------------
            Howard Stringer
===========================================================================================================================

                                       5.

                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

4.1*           Amended and Restated Certificate of Incorporation

4.2*           Amended and Restated Bylaws

4.3*           Specimen Common Stock Certificate

5.1            Opinion of Cooley Godward LLP

23.1           Consent of Arthur Andersen  LLP

23.2           Consent of Cooley Godward LLP  (included in Exhibit 5.1)

24.1           Power of Attorney (included on signature page)

99.1* Amended and Restated 1997 Equity Incentive Plan and related documents

99.2*          1999 Equity Incentive Plan and related documents

99.3* 1999 Non-Employee Directors' Stock Option Plan and related documents

99.4*          1999 Employee Stock Purchase Plan and related documents

99.5 Form of Stock Option Grant Notice and related documents used in connection with an option grant outside of the Registrant's stock option plans

* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-83515), initially filed with the Securities and Exchange Commission on July 22, 1999.